Olga Zhivnitskaya
Counsel

Empower Annuity Insurance Company
280 Trumbull Street
Hartford, CT 06103

April 13, 2026

Ladies and Gentlemen:
This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 20 to Registration Statement No. 333-162553 (“PEA No. 20”), filed on Form N-4 under the Securities Act of 1933 for the Empower Annuity Insurance Company’s variable deferred annuity contract (“Contract”). EAIC Variable Contract Account A (“Account”) issues the Contract.

As an attorney for the Empower Annuity Insurance Company (“Empower”), I provide legal advice to Empower in connection with the operation of its variable products. In this role, I am familiar with the PEA No. 20 for the Contract.
I am also responsible for oversight of the preparation of the SEC Registration Statement filings for the Empower Retirement Security Annuity IV group annuity under the Securities Act of 1933, which is supported by the Account.
I am of the following opinion:

(1)Empower is a valid corporation, organized and operating under the laws of the state of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.

(2)The Account has been duly created and validly exists as a separate account pursuant to the aforesaid provisions of Connecticut law.

(3)The portion of the assets held in the Account equal to the reserve and other liabilities for variable benefits under the variable annuity contracts is not chargeable with liabilities arising out of any other business Empower may conduct.

(4)Assuming that the variable annuity contracts are issued in accordance with their terms, and that any necessary payment for the contracts is received by Empower, the variable annuity contracts are legally issued and are valid and binding obligations of Empower.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,
/s/ Olga Zhivnitskaya, Esq.
Olga Zhivnitskaya, Esq.
Counsel